PRICEWATERHOUSECOOPERS
                                          PricewaterhouseCoopers LLP
                                          390 North Orange Avenue
                                          Suite 2400
                                          Orlando FL 32801
                                          Telephone (407) 236 0550


Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2001 relating to the financial statements, which appears in Ixion Biotechnology, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, FL
August 14, 2001